EXHIBIT 4.2

                                WARRANT AGREEMENT


THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.


                           BOULDER ACQUISITIONS, INC.

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

Date of Issuance:             February 23, 2004        Number of Shares: 200,000

         Boulder Acquisitions, Inc., a Nevada corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Timothy P. Halter, the registered holder hereof or his permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date of issuance, but not after 5:00 P.M. Central Time on the Expiration Date (as defined herein) 200,000 fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1 below.

         Section 1. Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                  (a) "Business Day" means any day that is not a Saturday, Sunday or a day on which the banks in the Dallas metropolitan area are generally closed.

                  (b) "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                  (c) "Expiration Date" means the date three (3) years from the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Dallas or the State of Texas or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.


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                  (d) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  (e) "Securities Act" means the Securities Act of 1933, as amended.

                  (f) "Warrant" means this Warrant and all Warrants issued in exchange, transfer or replacement of any thereof.

                  (g) "Warrant Exercise Price" shall be $0.20 per share of Common Stock, which price is the current fair market value of the shares of Common Stock.

         Section 2. Exercise of Warrant.

                  (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the date of issuance of this Warrant and prior to 5:00 P.M. Eastern Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than ten (10) Business Days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.

                  (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than ten (10) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.


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

                  (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale additional shares of any class or series of the Company's stock;
(c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give
Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

         Section 4. Registration of Warrant Shares

                  (a) Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than sixty (60) calendar days after the date the holder exercises this Warrant, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-8 (or if such form is unavailable, such other form as is available for registration) covering the resale of all of the Warrant Shares. The initial Registration Statement prepared pursuant hereto shall register for resale at least that number of Company common stock shares equal to the number of Warrant Shares as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment. The Company shall use its best efforts to


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

have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than 120 calendar days after the date the holder exercises this Warrant.

                  (b) Piggy Back Registration Rights. If the Company decides, including as required under any demand registration rights agreement, to register any of its common stock or securities convertible into or exchangeable for common stock under the Securities Act on a form which is suitable for an offering for cash or shares of the Company held by third parties and which is not a registration solely to implement an employee benefit plan, a registration statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly give written notice to the holder of this Warrant of its intention to effect such a registration. Subject to Section 4(c) below, the Company shall include all of the Warrant Shares that the holder requests to be included in such a registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company.

                  (c) If the registration, as described in Section 4(b) above, involves an underwritten offering, the Company will not be required to register Warrant Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"), which recommendation, and supporting reasoning, shall be delivered to the holder of this Warrant. If such a Cutback occurs, the number of shares that are entitled to included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for any securities it proposes to sell for its own account, (ii) second, to the holder of this Warrant requiring such registration, and (iii) third, to other holders of stock of the Company requesting inclusion in the registration, pro rata among the respective holders thereof on the basis of the number of shares for which each such requesting holder has requested registration.

         Section 5. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         Section 6. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

         Section 7. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right


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

to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

         Section 8. Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 8(c) below.

                  (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         Section 9. Adjustment to the Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at anytime after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitulation or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon the exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into


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

a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

                  (b) Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, the holder of this Warrant shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that the holder of this Warrant would have received for the shares of Common Stock if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to holder of this Warrant a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9 including, without limitation, adjustments to the Warrant Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this
Section 9(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

                  (c) Adjustments for Diluting Issuances. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment, from time to time in the manner set forth in the Company's Articles or Certificate of Incorporation as if the shares of Common Stock were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the shares of Common Stock in the Company's Articles or Certificate (as applicable) of Incorporation relating to the above in effect as of the date of issuance may not be amended, modified or waived, without the prior written consent of the holder of this Warrant unless such amendment, modification or waiver affects the rights associated with the Warrant Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the shares granted to the holder.

                  (d) No Impairment. The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 9 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Section against impairment.

                  (e) Certificate as to Adjustments. Upon each adjustment of the Warrant Exercise Price, the Company shall promptly notify the holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish to the holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish to the holder a certificate setting forth the Warrant Exercise Price in effect upon the date thereof and the series of adjustments leading to such Warrant Exercise Price.


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

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Boulder Acquisitions, Inc.
                           211 West Wall Street
                           Midland, Texas  79701-4556

                  Notice to the holder of this Warrant shall be addressed as follows until the Company receives notice of a change in address:

                           Timothy P. Halter
                           12890 Hilltop Road
                           Argyle, Texas  76226

Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication,
(B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         Section 12. Date. The date of this Warrant is February 23, 2004. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date.

         Section 13. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Warrant.

         Section 14. Descriptive Headings The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         Section 15. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

         This Warrant has been duly executed by the Company as of the date first set forth above.

                                                     BOULDER ACQUISITIONS, INC.



                                                     By: /s/ Glenn A. Little
                                                        ------------------------
                                                        Glenn A. Little
                                                        Chief Executive Officer
























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

                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                           BOULDER ACQUISITIONS, INC.

         The undersigned holder hereby exercises the right to purchase __________________________ of the shares of Common Stock ("Warrant Shares") of Boulder Acquisitions, Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Payment of Warrant Exercise Price. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         2. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ___________________, 200_




Name of Registered Holder

_____________________________

Name:________________________

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of Boulder Acquisitions, Inc., a Nevada corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _______________, 200__

                                     ___________________________________________

                                     Name:______________________________________


























                                      B-1